# 2021 Nanning Green Field Music Festival

# Photography and video photography promotion service agreement

Party A: Xiamen Star Fashion, Culture and Media Co., LTD

Address: Room 2008,25, Jiahe Road,

Siming District, Xiamen City, Legal

Representative / Authorized

Representative: Zhan Jie

Party B: Jiangxi Pinzhi Culture Communication Co., LTD

Address: Harvest Industrial Park, Chenying Town, Chenying

Town, Wannian County, Shangrao City, Jiangxi Province: Huang

Canhuang

In order to give full play to the respective resource advantages of both parties, Party A and Party B work together, and Party B accepts party A's entrustment to provide publicity and promotion services, photography and other services for the 2021 Nanning Lvye Music Festival project. In accordance with the relevant provisions of the relevant laws of the People's Republic of China, Party A and Party B, based on the principle of good faith and mutual benefit, reach the following agreement in order to abide by them.

## Article 1 Statement and warranty

Both parties guarantee to the other party as follows:

1.1. It is a lawfully established and legally existing enterprise, and it has the right to sign and have the ability to perform this Agreement.

1.2. The procedures required for the signing and performance of this Agreement have been completed and are legal and valid or will be applied for by the party according to law.

1.3. At the time of signing this Agreement, no court, arbitration agency, administrative authority or regulatory agency has made any judgment, ruling, award or specific administrative act sufficient to materially and adversely affect its performance of this Agreement.

1.4. All the internal authorization procedures required for the party to sign this Agreement have been completed, and the signatory of this Agreement is his legal representative or authorized representative. This Agreement shall become legally binding on both parties upon it comes into force.

**Article 2 Service Content**

2.1. Party B shall make use of its own professional advantages to provide Party A according to Party A's needs_2021 Nanning Green field Music Festival publicity and promotion services, video, photography, video production, live broadcast and other specific matters. For details, see Annex I and Annex II, which shall have the same legal effect as this Agreement.

2.2. Service term: from October 14,2021 to November 14,2021 (subject to the actual time of the project). Unless the parties renew the contract through negotiation, the contract shall be automatically terminated upon expiration.

**Article 3 Service objectives**

3.1. Party B shall provide Party A with the publicity, distribution and promotion agreed herein, that is, be responsible for the overall support of Party A's promotion services based on party A's overall market policies and strategies, and realize all the indicators of the above agreed service contents for Party A.

## Article 4 Service confirmation

4.1. In the process of conducting the promotion service hereunder, if Party B fails to promote the content agreed by the parties, it shall promptly propose to Party B and Party B shall make corrections according to the standards agreed by both parties. Party B shall submit the project report of the service project, which shall serve as the basis for confirming Party B's service results by Party A.

## Article 5 Service fees and terms of payment

5.1. The service fee (including tax) is RMB 4141,500 (in words: four million, one hundred and forty thousand yuan only)

5.2 Payment terms: Party B shall provide Party A with the marketing communication services stipulated in this hereof (see Appendix I and Appendix II for details), and Party A shall pay the total amount in two batches. The specific payment arrangement is as follows:

5.2.1. Within 10 working days from the signing date of the Contract, Party A shall pay Party B an advance payment (50% of the total amount) of RMB 2070,750 (in words: Two million and seven thousand seven hundred and 50 yuan only);

5.2.2. After the completion of the project, Party B shall complete all the execution contents agreed herein and within 90 working days after receiving the special invoice of Party B, Party A shall pay the balance payment (50% of the total amount) of RMB 2070,750 (in words: RMB 200 seven hundred 50 only);

5.3 During the period when Party B provides services to Party A, if any third party costs or expenses are incurred in separate project approval involve, Party B shall communicate in advance, notify Party A and obtain written approval from Party A, and both parties shall sign a supplementary agreement, otherwise, Party A shall not recognize any costs or expenses.

5.4 If Party A requires Party B in writing to undertake services outside the scope of work stipulated in "Appendix I" and "Annex II" hereof, the parties shall separately agree on the fee and sign a supplementary agreement. Before the execution of the service, Party B shall submit the

budget sheet of the project service fee and the third party cost to Party A for written consent.

5.5. Party A shall only bear the expenses specified herein. Any increase in expenses shall be written agreed by Party A in advance, otherwise Party A has the right not to pay and shall not bear any liability.

5.6. Party B shall accept the payment in cash, check or bank remittance. The account designated by Party B is: Bank:

Wannian Branch of China Construction Bank Co., Ltd

Account: Jiangxi Pinzhi Culture Communication Co., LTD

Account number:

36001351900052513878 5.7. Party

A invoice Information:

Invoice name: Xiamen Star Fashion

Culture and Media Co., LTD. Tax

number: 91350203M000120YXB

Address and Tel.: Room 2008, No.25, Jiahe Road, Siming District, Xiamen city 15859898659

Bank and: China Merchants Bank Co., Ltd.

Xiamen Jiangtou Sub-branch Account

number: 592903650710501

## Article 6 Party A's Responsibilities and Obligations

6.1 Party A shall cooperate with Party B, provide necessary conveniences for the smooth progress of Party B's work, and guarantee to strictly abide by all provisions hereof.

6.2. Party A shall provide basic information and relevant information required for the status of the project, brand style positioning, market strategy, brand operation and network promotion, and ensure the authenticity. If Party B has any objection to the information and information, it shall raise it in writing to ensure the effective implementation of the project.

6.3 After Party B completes the relevant contents and contractual obligations agreed herein and has no breach of contract, Party A shall timely pay the relevant service fees to Party B as agreed by both parties.

6.4. Party A shall have the right to require Party B to adjust the specific execution time, promotion type, promotion content, and the designated address linked to the promotion according to Party A's product delivery needs, promotion objectives, and advertising effect, and Party B shall make adjustments according to Party A's requirements. Party A shall send a notice of adjustment to Party B 2 working days in advance.

6.5. If there is any objection to the promotion (including that there is any mistake, omission or any other violation of the provisions hereof), Party A shall timely propose to Party B, and Party B shall modify and reissue it according to the requirements of this Agreement.

6.6 Party A shall conduct phased evaluation of Party B's work according to the stage project report submitted by Party B, and notify Party B of the evaluation result in writing. If there is any objection, it shall timely submit in writing to Party B, and Party B shall timely and effectively correct and adjust the service strategy.

6.7. If any new network event occurs or the communication environment changes during the service period, both parties shall actively communicate and adjust the service direction and content through consultation to achieve the win-win goal.

## Article 7. Responsibilities and Obligations of Party B

7.1. Party B warrants that it shall perform its obligations in a full and timely manner as agreed by both parties. Without the prior written permission of Party A, Party B shall not transfer or transfer the services hereunder in all or in part to any third party for execution.

7.2. Party B undertakes not to accept any hostile or competitive business entrustment against Party A or the project, and will do its best to safeguard the interests of Party A.

7.3. If any new network event occurs or the communication environment changes during the service period, Party B shall actively communicate with Party A, and both parties agree to adjust the service direction and content, so as to achieve the win-win goal.

7.4. Party b shall assume the confidentiality obligation, without the permission of party a, party b shall not provide (disclosure) to a third party materials and documents obtained from party a (including but not limited to the agreement involved in this agreement, planning, execution scheme, communication information, related email), and guarantee only for the purpose of this agreement.

7.5. Party B confirms and agrees that, due to the particularity of the content and mode of the Contract, it shall not disclose the contents of the project in advance in any way before the release of the project agreed herein, and shall ensure that its employees, relevant staff and partners also comply with this obligation. Without the permission of Party A, Party B shall not use all the materials provided by Party A to Party B except in this Agreement

The purpose or authorization of a third party shall not leak the content and materials, and shall not transcribe or edit the materials in any way. 7.6 Party B warrants that during the execution of the service project, it will not infringe the legitimate rights and interests of any third party for its own reasons,

It will not violate national laws and regulations, strictly abide by the relevant laws and regulations of the Propaganda Department of the CPC Central Committee, the State Administration of Press, Publication, Radio, Film, and Television and other national ministries and commissions, and strictly grasp the political public opinion and social values orientation of this program. If party B involves the use of the content by a third party, it shall guarantee to solve the corresponding copyright or use, otherwise, Party B shall compensate Party A for any losses caused by all disputes arising therefrom.

7.7. Party A shall independently enjoy the final results of all media promotion activities planning scheme, material design, production, poster and video production, and the complete and permanent intellectual property rights of the planning and publicity design scheme of finished products and semi-finished products. Without the written authorization of Party A, Party B shall not disclose and use it externally.

7.8. Except for the relevant publicity information and materials provided by Party A that can be directly released to the public, if the relevant publicity materials for the publicity activities are made by Party B, Party B shall inform Party A in writing of the specific content and release time of the relevant publicity materials in writing before release, and the other party shall release them only after written confirmation by Party A. Party B warrants that it has the legal right to release the publicity and promotion platform under this Agreement and has the right to release the publicity and promotion information to Party A on the release platform.

7.9. Party B guarantees that its execution, publicity and release under this Agreement (except the information content directly reviewed by Party A) will not cause any negative impact to Party A and / or party A and / or participate in the publicity activities of the project, or cause a third

claim to Party A, or have any violation of laws and regulations and relevant normative documents, otherwise, all the resulting responsibilities shall be borne by Party B. If Party A suffers losses, Party B shall be liable to Party A.

7.10. Party b shall within 10 working days after the completion of the overall summary report to party a, including the name during the name, date, location, way / content, the video, pictures, media publicity pictures, network screenshots, report video during the execution of all content. The report shall serve as the basis for Party A's acceptance of the implementation of the agreement with Party B, and Party A may pay the corresponding proportion of service fees according to the actual completion of the content.

## Article 8 Liability for breach of contract

8.1. Unless otherwise agreed herein, if either party breaches its obligations hereunder, the breaching party shall immediately stop its breach on the date of receiving the written notice of the non-breaching party requesting to correct its breach.

8.2. If either party breaches its obligations under this Agreement, the other party shall have the right to claim compensation from the other party in accordance with the relevant provisions of this Agreement and the relevant laws of the People's Republic of China.

8.3 During the term of this Agreement, if Party B unilaterally requests to terminate or rescind the Agreement, Party B shall refund twice the accepted amount, and at the same time, if Party A suffers any loss, Party B shall pay party A liquidated damages of 10% of the contract amount.

## Article 9 Force Majeure

9.1. Due to the unpredictable and inevitable force majeure events, such as war, earthquake, strikes, riots, or judicial or government restrictions

In the event of any emergency beyond the reasonable control of the parties or any of the obligations under this Agreement, the affected party shall promptly notify the other party and issue reasonable certificates, and the parties shall not be liable for any other solution.

9.2. Due to the limitation of the new laws, regulations and rules or the party's policies and government regulations (including but not limited to the decision of the state administration of radio, film and other relevant departments) requirements, the production, broadcast or party b work plan, both parties shall be timely and full amount paid to party a but party b fails to perform the contract obligations corresponding to all the corresponding payment.

9.3. Both parties agree that, if the current COVID-19 is force majeure, if the COVID-19 is affected during the project period (including preparation, publicity and holding period), Party A has the right to postpone, convert the project to online or cancel the activity, and Party B shall cooperate, but Party B may not cancel the project cooperation on the grounds of the epidemic.

## Article 10 Contact information

10.1. All notices required to be issued by the parties and notices and requirements in connection with this Agreement shall be delivered in writing and may be delivered by letter, fax, email, in person, etc. If the above means cannot be served, the service may be made by public announcement.

10.2. If a party changes its mailing address, it shall notify the other party in writing within two days from the date of the change; otherwise, the unsuccessful party shall bear the corresponding responsibilities arising therefrom.

10.3. Any change to this Agreement shall be made in writing and shall come into force only after being signed by both parties.

## Article 11 Settlement of disputes

11.1. This Agreement shall be governed by and construed in accordance with the laws of the People's Republic of China.

11.2. During the performance of the Contract, any differences shall be settled through negotiation. If no agreement can be reached through

negotiation, the parties may file a lawsuit with the court with jurisdiction in Siming District, Xiamen City.

**Article 12 Supplementary Provisions**

12.1. The Agreement and its annexes shall, upon effect, become the sole and complete agreement and understanding of the parties concerning the matters agreed herein and supersedes and cancels any agreement, negotiation, undertaking or statement made orally or in writing prior thereto.

12.2. Any modification or alteration of any provision of this Agreement shall be confirmed by both parties with their seals, and any other form of alteration, deletion or addition not confirmed by both parties shall be invalid.

12.3. The headings of this Agreement and the headings of each terms are formulated for the convenience of retrieval and shall not apply to explain the meaning of the Agreement.

12.4. This Agreement shall come into force upon the official seals / special seals of both parties and shall automatically terminate upon the fulfillment of all obligations hereunder.

12.5. This Agreement is made in duplicate, with each party holding one copy. Matters not covered herein shall be governed by relevant laws and regulations. In case of no provision, party A and Party B may reach a written supplementary agreement. The annexes and supplementary agreements to this Agreement shall be an integral part of this Agreement and shall have the same legal effect as this Agreement.

12.6. Party B shall not pay to Party A, its affiliates or any third party employees or management, or its entities or organizations, directly or indirectly pay any commission, remuneration, rebates or equity rewards, or provide any gifts, securities, objects, etc. At the same time, Party B shall be obliged to disclose to Party A the equity information directly or indirectly held by the above personnel. If Party B violates the above provisions, the serious case shall be deemed as a breach of contract. Party A shall have the right to notify Party B in writing and unilaterally terminate this Contract, while reserving the right to take further legal measures according to law, and Party B shall bear the actual losses caused thereby to Party A or its affiliates.

[No text available below]

**Party A: Xiamen Star Fashion, Culture and Media Co., company** 江西省品致文化传播有 :

**authorized representative:** authorized representative

**Signing date, signing date and seal:** 2021 年 8月25 日: 2021 年 9月1 日

Annex I: Promotion Service Table of "2021 Nanning Green field Music Festival Publicity"

| order number | Media location | The number of | unit | unit-price | total |
|---|---|---|---|---|---|
| 1 | Iqiyi mobile terminal information flow-native video advertising (dynamic) | 27000 | cpm | 120 | 3240000 |
| 2 | Weibo mobile terminal information flow-recommended video bits (dynamic) | 37500 | cpm | 70 | 2625000 |
| 3 | WeChat public account information flow schedule and delivery (dynamic) | 31000 | cpm | 35 | 1085000 |
| subtotal: | | | | | 6950000 |
| 3.6% off: | | | | | 2502000 |
| Final preferential price: | | | | | 2500000 |

Appendix II Live Shooting Form of "2021 Nanning Green field Music Festival Publicity"

| order number | name | contents of a project | quantity | unit | unit-price | total |
|---|---|---|---|---|---|---|
| 1 | HDV high definition | | 4 | short for Taizhou | 300 | 1200 |
| 2 | The VCR playback device | PC + transfer box + acquisition card | 1 | cover | 1200 | 1200 |
| 3 | title generator | captions | 1 | cover | 1000 | 1000 |
| 4 | monitor | | 2 | cover | 200 | 400 |
| 5 | sound console | | 1 | cover | 600 | 600 |
| 6 | track | dllying shot | 2 | cover | 600 | 1200 |
| 7 | Senior Llamer | | 1 | human being | 2500 | 2500 |
| 8 | HD switch table | TV station dedicated hd digital switching station | 2 | short for Taizhou | 30000 | 60000 |
| 9 | rocker arm | 12 Meters shake the arm | 2 | short for Taizhou | 6500 | 13000 |
| 10 | unmanned aerial vehicle | all day long | 6 | short for Taizhou | 12000 | 72000 |
| 11 | Live camera engineer | More than 20 years of experience in a professional photographer | 6 | human being | 25000 | 150000 |
| 12 | Live camera | TV special | 6 | short for Taizhou | 6500 | 39000 |
| 13 | cameraman | CCTV cameraman | 20 | human being | 10000 | 200000 |
| 14 | camera | | 20 | short for Taizhou | 4500 | 90000 |
| 15 | Camera assistant | More than 5 years of rich industry experience | 26 | human being | 2500 | 65000 |
| 16 | The tidbit shooting | Professional tidbit shooting | 2 | human being | 20000 | 40000 |

| | | | | | | |
|---|---|---|---|---|---|---|
| 17 | The tidbits | Professional stabilizer | 2 | group | 4500 | 9000 |
| 18 | The call system | TV station dedicated broadcast guide system | 2 | short for Taizhou | 15000 | 30000 |
| 19 | Video cable | | 120 | group | 200 | 24000 |
| 20 | Call cable | | 85 | group | 400 | 34000 |
| 21 | Live streaming security technician | More than 20 years of live-streaming experience | 1 | human being | 20000 | 20000 |
| 22 | Live push flow group | Professional live streaming push stream team | 1 | Item | 50000 | 50000 |
| 23 | Live streaming equipment | Professional push flow equipment | 1 | short for Taizhou | 22000 | 22000 |
| 24 | Tournament guide | TV special | 1 | short for Taizhou | 25000 | 25000 |
| 25 | The director | More than 10 years of experienc e in CCTV live broadcast ing | 1 | human being | 80000 | 80000 |
| 26 | Assistant Director | | 1 | human being | 2000 | 2000 |
| 27 | Live broadcast online | Professional live broadcasting platform | 1 | Item | 40000 | 40000 |
| 28 | cameraman | CCTV photographer | 6 | human being | 10000 | 60000 |
| 29 | cameraman | Provincial photographer | 16 | human being | 4000 | 64000 |
| 30 | camera | | 16 | short for Taizhou | 5500 | 88000 |
| 31 | assistant cameraman | More than 5 years of rich industry experienc e | 22 | human being | 2500 | 55000 |
| 32 | Photo live platform | TV special | 1 | Item | 10000 | 10000 |
| 33 | Post-video editing | 3 Minutes | 3 | minute | 3500 | 10500 |

| | | | | | | |
|---|---|---|---|---|---|---|
| 34 | Full editing | | 60 | minute | 800 | 48000 |
| 35 | 15 seconds of fine video clip | Four | 4 | group | 3500 | 14000 |
| 36 | travel on business | | 1 | Item | 60000 | 60000 |
| 37 | transportation expenses | | 2 | ranks | 15000 | 30000 |
| Subtotal (excluding tax) | | | | | | 1512600 |
| expense of taxation | | | | | | 135909 |
| Tax amount included: | | | | | | 1648509 |
| The final preferential price | | | | | | 1641500 |